Exhibit 99.1

EbixCash Completes Acquisition of 75% Shares of Weizmann Forex Limited (BSE:WEIZFOREX)

JOHNS CREEK, GA - February 11, 2019 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries today announced that its EbixCash World Money Limited subsidiary in India has completed the acquisition of 74.84% controlling stake in India based Weizmann Forex Limited (BSE: WEIZFOREX). EbixCash has also made a 90-day time bound public offer to acquire the remaining 25.16% publicly-held Weizmann Forex shares for INR 528 ($7.54) per share, in adherence to SEBI rules, or approximately $21.12 million to public shareholders.

The purchase valued 100% of Weizmann Forex at $65.94 million, net of $17.51 million of cash remaining in the business. Ebix funded the entire transaction in cash, using its existing bank line and internal cash reserves. Ebix believes the Weizmann business can continue to achieve annual growth of 15% or more, with operating margins of 40% or more, once fully integrated. Ebix expects the Weizmann acquisition, once fully integrated within approximately six months, will contribute at least 15 cents per share in additional diluted EPS over a 12-month period.

Weizmann will be tightly integrated into the EbixCash Financial Exchange offering in India and abroad. The Weizmann network encompasses 700+ districts in India, 186 branches, 21 airport counters at 7 international airports, and 61,000+ customer touch points across the country. It services leading multinationals, large corporate entities, public sector undertakings, banks, large tour operators and retail clients.

EbixCash Leadership in Diverse sectors in India

The acquisition of Weizmann further establishes the fast growing EbixCash network aggregation of services as India’s Largest End-to-end Financial Exchange, positioning it as the Airport for Financial, insurance and travel transactions.

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Forex and outward remittance - EbixCash now has a undisputed dominant leadership position in the outward remittance and foreign exchange markets in India, with Gross merchandise value (GMV) of $4.8 billion+ annually.

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Inward Remittance - EbixCash now has an estimated 90% share of Western Union inward remittance business in India with GMV of approx. $5 billion annually, while having an undisputed leadership position in the Indian markets.

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Travel (Airline, Hotels, Trains, Buses, Cabs, Events business) - EbixCash’s travel portfolio of two travels brands Via & Mercury, today has the second largest position in India’s B2B and corporate markets in terms of Net Revenues. With an estimated GMV of INR 8,100 crores or $ 1.16 Billion, EbixCash today is amongst the top few named travel players in terms of GMV with 2,200+ employees, 212,450+ agent network, 25 branches and 9800+ corporate clients.

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Lending and Wealth Management - EbixCash Financial Technology (EFT) division today is one of the leaders in both these sectors, with an estimated 50% of its revenue base coming from Europe, Asia and the Middle East.

•	Domestic Remittances - EbixCash is the largest domestic remittance exchange in India with domestic remittance volume of approximately $1.2 billion annually.

Exhibit 99.1

•	Gift Cards - EbixCash is already recognized as a leader in the Gift card space with brand gift cards across all categories with 100+ Brand copartners.

•	Utilities Payment - EbixCash is a leading payment exchange enabling consumer payments for large utility providers.

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Insurance - Ebix’s joint venture initiative with Bombay Stock Exchange positions it as a gateway for insurance carriers to sell insurance to India’s vast population combining EbixCash’s 320,000 phygital outlets across the country with BSE’s strong national network.

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Trucking Logistics - EbixCash’s Routier venture strives to be the “Uber of trucking logistics” with a focus on an asset lite model that brings an aggregation of truckers across the country to top logistics driven businesses that depend on timely and efficient freight movement. With clients like Coca Cola, Escorts, Asian Paints, and Samsung, Routier’s marketplace can be a significant contributor to EbixCash growth over the next few years.

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Transport Management System - EbixCash’s Bus Exchange technology Initiative is focusing on deploying end-to-end Bus Exchange solutions for Bus Roadways companies in India, while powering integrated transport management systems across their entire portfolio of buses and bus depots. Recently Ebix’s Bus Exchange Division won the Build-own-operate order to deploy and maintain one such solution across more than 4,500 Buses and 50 Bus Depots, involving an estimated count of approximately 300 million passengers travelling annually for the Rajasthan Public Roadways Corporation.

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Inter-City Cabs - EbixCash’s AHA Taxis venture, with a network of more than 15,000 registered AHA Taxis and growing, focuses on an on-demand inter-city cabs in India. AHA Taxis has pioneered an offering of one-way fare for hiring taxis for outstation trips, whereas the trade norm is to charge the return fare. AHA solved this problem while engaging its proprietary technology, algorithm and network.

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Digital E-learning - EbixCash’s SmartClass E-learning venture with more than 70,000 content classrooms contracted, is one of India’s fastest growing and leading e-learning companies catering to the fast-growing K-12 education sector in India. With 500+ sales staff out of a total of 1100+ employees dedicated to this venture, the Company caters to accredited school education through rich media like 2-D, 3-D, Virtual reality animation etc.

About Ebix, Inc.

With 50+ offices across 5 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, the Company’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service ("SaaS") enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administrative and risk compliance, across the world.

With a "Phygital” strategy that combines 320,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, Forex, travel, pre-paid & gift cards, utility payments, lending, wealth management etc., in an emerging country like India. The Company’s Forex Exchange has a dominant market share of India’s airport Foreign Exchange business encompassing 32 international airports like Delhi, Mumbai, Bangalore, Hyderabad, Chennai and Kolkata International airports, while conducting over $4.8 Billion in GMV per annum. EbixCash’s inward remittance business in India conducts GMV of approx. $5 billion annually, while having an undisputed leadership position in the Indian markets. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 2,200+ employees, 212,450+ agent network, 25 branches and 9800+ corporate clients; processing an estimated $1.1 Billion in GMV annually.

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

Exhibit 99.1

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company's products by the market, and management's plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission ("SEC"), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "seeks," "plan," "project," "continue," "predict," "will," "should," and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company's ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto. You may obtain our SEC filings at our website, www.ebix.com under the "Investor Information" section, or over the Internet at the SEC's web site, www.sec.gov.

CONTACT:

Darren Joseph or Gautam Sharma
678 -281-2027 or IR@ebix.com

Exhibit 99.1

David Collins or Chris Eddy
Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com